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                                                                EXHIBIT 10.17



                                   AGREEMENT


     AGREEMENT effective as of October 30, 1995, by and between National Gaming Companies, Inc., a Minnesota corporation ("Gaming"), Terrance P. DeRoche, Robert
J. Swenson, and Stephen W. Sherf.

                                    RECITALS

     WHEREAS, Regent Gaming Enterprises, Inc. ("Regent") has identified and developed an opportunity to purchase the Jubilee Casino located in Cripple Creek, Colorado (the "Cripple Creek Project"); and

     WHEREAS, Messrs. DeRoche, Swenson and Sherf (collectively, the "Transferors") desire to transfer and assign to Gaming, and Gaming desires to acquire, all of the issued and outstanding common stock of Regent.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Transferors and Gaming agree as follows:

     1. Property to be Transferred. Effective as of the date hereof (the "Effective Date"), the Transferors hereby assign and transfer to Gaming 2,000,000 shares of Regent's outstanding and fully-paid shares of common stock (the "Regent Stock"), which shares shall constitute all the issued and outstanding capital stock of Regent.

     2. No Liabilities Assumed. Gaming does not assume any debts, liabilities, or contractual or other obligations of Regent of any kind or nature whatsoever, except as specifically set forth in this Agreement.

     3. Consideration. In consideration of the Transferor's assignment and transfer of the Regent Stock, Gaming hereby agrees as follows:

          (a) Gaming hereby agrees to issue to the following people, the number of shares of its common stock set forth respectively: Terrance P. DeRoche (400,000 shares), Stephen W. Sherf (535,000 shares) and Robert J. Swenson (565,000 shares).

          (b) Gaming hereby further agrees to pay Mr. Randall D. Otis $25,000 and to issue to Mr. Otis 100,000 shares of Gaming's common stock. The shares of Gaming's common stock transferred to Messrs. DeRoche, Sherf, Swenson and Otis hereunder shall be collectively referred to herein as the "Gaming Stock."

          (c) In addition, Gaming hereby agrees to assume and pay in accordance with their terms Regent's promissory notes in an aggregate amount of $80,000 to the following persons: Terrance P. DeRoche ($65,000), Stephen Sherf ($10,000) and James Klas ($5,000).

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          (d)  Gaming hereby agrees to pay accrued, unpaid compensation in the aggregate amount of $80,000 due to the following people from Regent in the amounts set forth respectively: Robert J. Swenson ($50,000), Terrance P. DeRoche ($25,000) and Stephen Sherf ($5,000).

     4. Representations, Warranties and Covenants of the Transferors. To induce Gaming to enter into this Agreement and to consummate the transactions contemplated by it, the Transferors hereby represent and warrant to Gaming, and covenant, as follows:

          (a) Regent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and has full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement.

          (b) The shares of Regent Stock are validly issued, fully-paid and nonassessable.

          (c) The shares of Regent Stock constitute all the issued and outstanding capital stock of Regent and are assigned and transferred to Gaming free and clear of any restrictions or encumbrances.

          (d) The transactions contemplated by this Agreement will not result in the violation or breach of any contract, commitment, or understanding to which Regent or the Transferors, or any of them, is a party.

          (e) Messrs. DeRoche, Sherf, Swenson and Otis acknowledge that: (1) the Gaming Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or the securities or blue sky laws of any state or jurisdiction; (2) they are acquiring the Gaming Stock for investment and not with a view to distribution; and (3) Gaming has no obligation to register the Gaming Stock under the Act, except that Gaming agrees to grant to the Transferors, with respect to the Gaming Stock, the same registration rights that Gaming grants to underwriters of an initial public offering of Gaming's Common Stock, with respect to Gaming Shares they may acquire upon the exercise of warrants, subordinate, however, to the prior rights of such underwriters to sell their shares of Gaming common in any offering as to which registration rights have been exercised.

          (f) The Transferors agree, jointly and severally, to indemnify and hold Gaming, its officers, directors and shareholders harmless for all liabilities, obligations, losses, damages, penalties, fees, charges and expenses (including, without limitation, reasonable attorneys' fees and expenses) that Gaming or its officers, directors and shareholders may suffer or incur which arise out of or relate to: (i) acts or omissions of Regent prior to the date hereof, whether or not related to the Cripple Creek Project, except for the obligations specified in Sections 3(b), 3(c) and 3(d) hereof, or (ii) any breach of the representations, warranties, covenants and agreements of the Transferors made in this Agreement and any related documents or instruments.


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The foregoing representations, warranties and covenants shall survive the closing of the transactions contemplated by this Agreement.

     5. Representations, Warranties and Covenants of Gaming. Gaming hereby represents and warrants to the Transferors, and covenants, as follows:

          (a) Gaming is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power and authority to enter into, and perform its obligations under, this Agreement.

          (b) This Agreement constitutes a valid and binding obligation of Gaming, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium or other laws affecting the rights of creditors generally, and the execution of this Agreement by Gaming and the performance by Gaming of its obligations hereunder have been duly authorized by all necessary corporate action.

          (c) The shares of Gaming Stock, when issued to Messrs. DeRoche, Sherf, Swenson and Otis pursuant hereto, shall be validly issued, fully-paid and nonassessable.

          (d) Gaming agrees to indemnify and hold the Transferors harmless for all liabilities, obligations, losses, damages, penalties, fees, charges and expenses (including, without limitation, reasonable attorney fees and expenses) that the Transferors may suffer or incur which arise out of or relate to: any breach of the representations, warranties, covenants, and agreements of Gaming made in this Agreement and any related documents or instruments.

The foregoing representations, warranties and covenants shall survive the closing of the transactions contemplated by this Agreement.

     6. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota and shall be enforceable by, and binding upon, the parties hereto and their respective legal representatives, successors, and assigns. The rights and obligations of the parties under this Agreement may not be assigned except as permitted in a writing signed by all parties.

     7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter described in this Agreement and shall supersede all previous negotiations, commitments, or writings with respect to such subject matter. This Agreement may not be modified and no party shall be deemed to have waived any provision hereof, except as set forth in a writing signed by the party to be charged thereby. There are no representations or warranties among the parties in connection with this Agreement except as set forth or referred to herein.

     8. Notices. All notices or other communications required by or permitted under this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by overnight national courier (e.g., UPS and Federal Express), to



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Gaming or the Transferors at its or their addresses listed below.  Either Gaming or the Transferors may designate an additional or another address upon giving notice to the other party pursuant to this Section. Notice given in any manner other than as stated herein shall be deemed effective only upon receipt by the party to whom such notice is given.

     Notice to the Transferors:         c/o Regent Gaming Enterprises, Inc.
                                        9855 West 78th Street, Suite 220
                                        Minneapolis, Minnesota  55344

     Notice to Gaming:                  National Gaming Companies, Inc.
                                        9855 West 78th Street, Suite 220
                                        Minneapolis, Minnesota  55344
                                        Attention:  Craig H. Forsman, Chief
                                          Executive Officer

     9.   Miscellaneous.

          (a) Additional Documents. Each of the parties, without further consideration, agrees to execute such additional documents as may be reasonably necessary to carry out the purposes and intent of this Agreement and to fulfill the obligations of the respective parties hereunder.

          (b) Waiver. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this Agreement shall be deemed or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

          (c) Counterparts. For the convenience of the parties any number of counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

          (d) Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                NATIONAL GAMING COMPANIES, INC.


                                By /s/ Craig H. Forsman
                                   ------------------------------
                                   Craig H. Forsman
                                   Chief Executive Officer



                                /s/ Terrance P. DeRoche
                                ---------------------------------
                                Terrance P. DeRoche



                                /s/ Robert J. Swenson
                                ----------------------------------
                                Robert J. Swenson




                                /s/ Stephen W. Sherf
                                ----------------------------------
                                Stephen W. Sherf








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